Exhibit 10.2

LEASE AGREEMENT

This Lease is entered into between Daycon Investors Associates, Inc. ("Landlord" or "Daycon"), a Florida Profit corporation, and Cavit Sciences, Inc. ("Tenant" or "Cavit"), a Florida Profit corporation.

RECITALS

1. Landlord is the owner of the Americare Building, 20 N.W. 181st Street, Miami, FL 33169. The Americare Building is referred to as "the Building."

2. Tenant wishes to lease from Landlord laboratory space, comprising 36 feet x 7 inches in width and 49 feet x 3 inches in length for a total of 1801.56 square feet of space, located on the first floor of the Building, and 500 total square feet of warehouse space located on the first floor of the building in consideration of the mutual covenants and agreements of this lease. The premises are referred to in this lease as "the premises" or "the leased premises."

3. Landlord wishes to lease the premises to Tenant in consideration of the mutual covenants and agreements of this lease, and other good and valuable consideration.

ARTICLE 1

TERM

Term of Lease

ss. 1.01. The term of this lease is one year, beginning on January 1, 2008 and ending on December 31, 2008 unless terminated sooner or extended as provided in this lease.

Option To Extend Term

ss. 1.02. Tenant may extend this lease beyond the expiration date provided in ss. 1.01 on the following conditions:

(a) Tenant may, if it fully and faithfully complies with this lease, extend the lease term for 1 year. The extended term will begin on the day following the expiration date of the lease term specified in ss. 1.01, and for 4 additional periods of the same length, each to begin on the day following the expiration date of the immediately preceding extended term. But if, on the date the original term or any extended term expires, Tenant is in default beyond any grace period provided in this lease in performing any of the terms of this lease, the remaining option or options are void. All the terms and covenants of the original lease term apply to all extended lease terms.

(b) Tenant may exercise each option to extend this lease by giving Landlord notice of its intention to do so not later than 30 days before the lease term
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expires,  in the case of the initial  option to extend,  or before the  extended lease term expires, in the case of successive options to extend. Notice of an intention to exercise an option under this lease must, to be effective, be sent by certified or registered mail to Landlord at 400 Poinciana Drive, Hallandale Beach, FL 33009 and be postmarked no later than the latest date provided in this section for Tenant's exercising the option.

Holdover

ss. 1.03. If Tenant holds over and continues in possession of the premises after the lease term (or any extension of it) expires, other than as provided in ss. 1.02, Tenant will be considered to be occupying the premises on a month-to-month tenancy, subject to all of the terms of this lease.

ARTICLE 2

RENT

Basic Rent

ss. 2.011 Tenant will pay Landlord $5,337.34 per month, from the beginning of the lease term and throughout the original lease term, in advance on the fifteenth (15th) day of each month. This amount is the "basic rent." Rent for any fractional month at the beginning or end of the lease term will be prorated on a per-day basis. This basic rent will increase by ten (10%) percent for each extended lease term.

Leasehold Improvement Fee

ss. 2.012 In consideration of Landlord having expended approximately $45,000 to make premises suitable for Tenant's needs, Tenant agrees to pay an additional $14,000 for the first month of this lease and an additional $7,750 for the second through fifth month of this lease, in addition to the basic rent above in section 2.011.

Security Deposit

ss. 2.02 Tenant will deposit with Landlord $5,337.34 as security for Tenant's fully and faithfully performing the terms of this lease. This deposit will be made no later than Tenant's occupancy of the premises.

Security Deposit as Landlord's Remedy

ss. 2.03 Landlord may apply all or any part of the deposit required in ss. 2.02 of this article to cure any default of Tenant under this lease. In that event, Tenant must deposit with Landlord the amount applied to cure its default immediately on notice from Landlord of the nature and amount of the application.

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Effect of Transfer of Premises

ss. 2.04 If Landlord transfers its interest in the premises during the lease term, it may either: (a) return the deposit to Tenant, plus interest at the rate of five (5%) percent annually, minus any deductions made under Section ss. 2.03 of this article and not replaced by Tenant; or (b) transfer the deposit, plus interest at the rate of five (5%) percent annually, minus any deductions made under Section ss. 2.03 of this article and not replaced by Tenant, to Landlord's successor in interest. If Landlord transfers all or any portion of the deposit under this section, on transfer Landlord will be relieved of all rights and obligations with regard to the deposit, and all of these rights and obligations will accrue to the transferee. Landlord must give Tenant notice of any such transfer, including the name and address of the transferee and the amount transferred.

Return of Security Deposit

ss. 2.05 Landlord must return the deposit to Tenant, with interest at the rate of percent annually, minus any amounts deducted under ss. 2.03 of this article that have not been replaced by Tenant, no later than 30 days after Tenant surrenders possession of the premises to Landlord. The deposit must be returned as provided in this section to the address left with Landlord by Tenant for this purpose or, if no such address was left, at Tenant's last known address.

Increased Operating Costs

ss. 2.06 If Landlord's costs, as determined by its auditors, of owning and maintaining the Building, including the parking garage and other facilities maintained for the benefit of the Building or its tenants, during any calendar month of the lease term, exceeds the average monthly cost for the first twelve
(12) months of the term, Tenant will pay to Landlord each month thereafter an amount representing Tenant's proportionate share of the increased cost. This amount is referred to as "additional rent" under this lease.

(a) Landlord must make written demand of Tenant for the amount of additional rent due to effectuate this section. Landlord's failing to demand payment of additional rent to cover increased operating costs does not waive Landlord's right to claim the additional rent in the future, but no assessment of additional rent under this paragraph may be made retroactive.

(b) Tenant's proportionate share of the increased costs of owning and maintaining the Building is computed by dividing the total rentable square footage of the Building by the total square footage of the leased premises and multiplying the increase in the monthly operating expenses by the resulting percentage figure. The total rentable square footage is computed by taking the total square footage of the Building and subtracting the square footage of all common areas, storage areas, areas required for heating or air conditioning, or other equipment required to service or maintain the Building and the basement. It includes any space occupied by Landlord as office space.

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Additional Real Estate Taxes

ss. 2.07 If the real estate taxes attributable to the premises and applicable to the calendar year beginning January 1, 2008 or to any calendar year thereafter during which the premises are fully assessed, exceed the real estate taxes attributable to the premises and applicable to the calendar year beginning January 1, 2007, Tenant must pay Landlord as additional rent the portion of such excess attributable to the premises. The additional rent must be paid in twelve
(12) equal monthly installments beginning on December 1st of the calendar year immediately succeeding the calendar year in which such excess occurs. However, any such additional rent is not due and payable beyond the term of this Lease or its renewal.

Notice of Excess

ss. 2.08 On or before December 31, 2008, and on or before December 31 of each subsequent calendar year, the Landlord must give the Tenant a written statement showing the computation of such excess, if any, for the preceding calendar year and showing the amount of additional rent for which the Tenant is obligated under ss. 2.09.

Computation of Excess

ss. 2.09 To determine the applicability of real estate taxes for each calendar year, real estate taxes levied on the basis of a tax year that does not coincide with a calendar year will be deemed to apply 1/12th to each calendar month in the tax year. The portion of real estate taxes attributable to the premises will be deemed to be equal to the product obtained by multiplying the increased real estate taxes assessed against the Building (including the land on which the Building is situated)] by a fraction, the numerator of which is the gross square-foot area of the leased premises (2301.56) and the denominator of which is the gross square foot area of the Building as it existed at the time this lease was executed.

Property Tax Notice and Revision

ss. 2.10 Landlord must notify Tenant promptly on receipt of any real estate tax assessment notice received from the taxing authorities. On Tenant's request, Landlord must seek redress from the taxing authority following the procedures provided by law. If such redress is denied, Landlord must promptly notify Tenant of the denial. On Tenant's request, Landlord must be required to administratively appeal the denial following the procedures provided by law.

ARTICLE 3

USE OF PREMISES

Permitted Use

ss. 3.01. Tenant represents and warrants to Landlord that Tenant intends to use the premises only for a nutritional and surgical instrumentation laboratory and storage space, respectively. Tenant's use of the premises is restricted to those purposes specified in this section, unless Landlord gives Tenant prior written consent for a different use.

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Insurance Hazards

ss. 3.02. Tenant may not use, or permit using, the premises in any manner that will cause a cancellation of, or an increase in, the existing rates for fire, liability, or other insurance policies covering the premises or any improvements on them, or insuring Landlord for any liability in connection with owning the premises.

Compliance With Laws

ss. 3.03. (a) Tenant may not use, or permit using, the premises in any manner that results in waste of premises or constitutes a nuisance or for any illegal purpose. Tenant, at its own expense, will comply, and will cause its officers, employees, agents, and invitees to comply, with all applicable laws, ordinances, and governmental rules and regulations concerning the use of the premises, including Hazardous Materials Laws.

(b) Tenant, at its sole cost, must comply with all Hazardous Materials Laws in connection with Tenant's use of the premises. If Tenant stores, uses or disposes of any other Hazardous Materials on the premises, Tenant must notify Landlord in writing at least five (5) days prior to their first appearance on the premises, and Tenant's failure to do so is a default under the lease.

(c) "Hazardous Materials" means any substance, material, or waste that is or becomes regulated by any local governmental agency, the State of Florida, or the federal government, including, but not limited to, any material or substance that is (i) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss. 1251, or listed pursuant to Section 307 of the
Clean Water Act, 33 U.S.C. ss. 1317, (ii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601, (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, (iv) petroleum, (v) asbestos, and (vi) polychlorinated biphenyls.

(d) "Hazardous Materials Laws" means any federal, state, or local statute, ordinance, order, rule, or regulation of any type relating to the storage, handling, use, or disposal of any Hazardous Materials, the contamination of the environment, or any removal of such contamination, including, without limitation, those statutes referred to in subsection (c).

Use of Common Areas

ss. 3.04. Restrooms, elevators, stairs, hallways, lobbies, parking lots and garage, walkways, second floor foyer, three (3) third floor conference rooms, third floor break room and all other common areas of the Building are for the joint use of Tenant and the other tenants of the Building. Tenant and its officers, employees, agents, and invitees will use the common areas in a reasonable, orderly, and sanitary manner in cooperation with all other tenants and their officers, employees, agents, and invitees.

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Consideration for Other Tenants

ss. 3.05. Tenant will conduct itself--and will cause its officers, employees, agents, and invitees to conduct themselves--with full regard for the rights, convenience, and welfare of all other tenants in the Building.

ARTICLE 4

SERVICES, MAINTENANCE, AND SURRENDER

Services and Maintenance by Landlord

ss. 4.01. So long as Tenant is not in default under this lease, Landlord will furnish the premises with the following services and maintenance at its sole expense:

Air Conditioning

(a) Air conditioning from 8:00 a.m. until 6:00 p.m., every day except weekends and holidays, during the customary periods of the year when, and to the same extent, Landlord furnishes air conditioning for other portions of the Building.

Elevators

(b) Elevator service for the use of all tenants and occupants of the Building and their invitees.

Electricity

(c) Electric current consisting of service for lighting and ordinary business appliances. Tenant will pay to landlord each month the increased electric current charges associated with Tenant's use of industrial and/or manufacturing machinery.

Water

(d) Water service for restrooms, break rooms and leased laboratory.

Janitorial Service

(e) Given the sensitivity and security required for the work to be done in the leased premises by tenant, Landlord will not be providing any janitorial services to Tenant for the spaces being leased and described herein. Tenant will be responsible for the cleanliness and complete maintenance of the leased premises described herein, including but not limited to sweeping and waxing floors, removing trash, cleaning windows and replacing light globes or fluorescent tubes in the standard lighting fixtures installed in the leased premises. Tenant will also be responsible for maintaining the two bathrooms and shower located in the above described leased premises.

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Maintaining Common Areas and Their Accessibility

(f) Maintaining in reasonably good order and condition the public and common areas of the Building and property on which it is situated, including lobbies, elevators, stairs, corridors, restrooms not located in the leased premises described herein above, walkways, courtyards, parking areas, and appropriate landscaping of outdoor areas. Landlord will, at its sole expense, install and maintain all measures to comply with accessibility legal requirements with respect to the public and common areas of the Building and property. "Accessibility legal requirements" means all federal, state, and local laws, regulations, rules, and orders related to accessibility by persons with disabilities, including, but not limited to, Title III of the Americans with Disabilities Act, 42 U.S.C. ss. 12181

Maintaining Building Structure

(g) Maintaining the structure of the Building, including but not limited to the roof, exterior walls (including windows), floors, and foundation.

Maintenance and Surrender by Tenant

ss. 4.02. Except as provided in ss. 4.01, Tenant will maintain the premises and keep them free from waste or nuisance throughout the lease term and any extensions of it. When the lease terminates, Tenant must deliver the premises in as good a state of repair and condition as they were in when Landlord delivered possession to Tenant, except for reasonable wear and tear and damage by fire, hurricane, tornado, or other casualty. If Tenant neglects to reasonably maintain the premises, Landlord may, but is not required to, cause repairs or corrections to be made. Any reasonable costs incurred for repairs or corrections for which Tenant is responsible under this section are payable by Tenant to Landlord as additional rental on the next rental installment date.

ARTICLE 5

TAXES ON TENANT'S PROPERTY

Tenant will pay all taxes levied or assessed against personal property, furniture, or fixtures it places in or on the premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property, and Landlord elects to pay them, or if the assessed value of Landlord's property is increased by including personal property, furniture, or fixtures placed by Tenant in the premises, and Landlord elects to pay the taxes based on the increase, Tenant must, upon demand, pay Landlord the part of the taxes for which Tenant is primarily liable under this article.

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ARTICLE 6

ALTERATIONS, ADDITIONS, IMPROVEMENTS, AND FIXTURES

Consent of Landlord

ss. 6.01. Tenant may not make any alterations, additions, or improvements to the premises without Landlord's prior written consent. Landlord may not unreasonably withhold consent for nonstructural alterations, additions, or improvements.

Property of Landlord

ss. 6.02. All alterations, additions, or improvements made by Tenant will become Landlord's property when this lease terminates. But Tenant must promptly remove, if Landlord so elects, all alterations, additions, and improvements, and any other property placed in or on the premises by Tenant, and Tenant must repair any damage caused by the removal.

Trade Fixtures

ss. 6.03. Tenant has the right at all times to erect or install furniture and fixtures, as long as Tenant complies with all applicable governmental laws, ordinances, and regulations. Tenant may remove such items when this lease terminates, if Tenant is not in default at that time and the fixtures can be removed without structural damage to the premises. Before this lease terminates, Tenant must repair any damage caused by removing any fixtures. Any furniture or fixtures not removed by Tenant when this lease terminates are considered abandoned by Tenant and automatically become Landlord's property.

Alterations Required by Accessibility Laws

ss. 6.04. (a) Tenant is responsible for making any alterations, additions, or improvements to the premises that are mandated by accessibility legal requirements ("accessibility alterations"). The allocation of responsibility to Tenant for compliance with accessibility legal requirements with respect to the premises is a material inducement for the parties to enter this lease.

(b) Landlord will reimburse Tenant for all reasonable out-of-pocket costs incurred by Tenant in making the accessibility alterations within thirty (30) days after Tenant submits a written demand along with supporting documentation. The cost of these accessibility alterations for which Tenant has received reimbursement from Landlord will be amortized over their useful life as reasonably agreed by the parties, together with interest on the unamortized balance at the rate of three (3%) percent per year, and will be paid by Tenant to Landlord as additional rent.

(c) Before undertaking the accessibility alterations, Tenant must deliver to Landlord a detailed cost breakdown of the accessibility alterations. This cost breakdown is subject to Landlord's reasonable approval. Tenant must use reasonable efforts to minimize the cost of the accessibility alterations by coordinating them with Tenant's undertaking of other alterations and improvements on the premises. Unless Landlord otherwise agrees, Tenant must seek competitive bidding for all significant components of any accessibility alterations.

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ARTICLE 7

DAMAGE OR DESTRUCTION

Notice to Landlord

ss. 7.01. If the premises or any structures or improvements on them are damaged or destroyed by fire, hurricane, tornado, or other casualty, Tenant must immediately give Landlord written notice of the damage or destruction, including a description of the damage and, as far as known to Tenant, the cause of the damage.

Total Destruction

ss. 7.02. If the premises are totally destroyed by fire, hurricane, tornado, or other casualty not the fault of Tenant or any person in or about the premises with Tenant's express or implied consent, or if they are so damaged that rebuilding or repairs cannot reasonably be completed within 180 working days and at a cost not to exceed $10,000.00, this lease will terminate, and rent will be abated for the unexpired portion of this lease, effective as of the date of written notification as provided in ss. 7.01.

Partial Destruction

ss. 7.03. If the premises are damaged by fire, hurricane, tornado, or other casualty not the fault of Tenant or any person in or about the premises with Tenant's express or implied consent, but not to such an extent that rebuilding or repairs cannot reasonably be completed within 180 working days and at a cost not to exceed $10,000.00, this lease will not terminate except as follows:

(a) If the premises are partially destroyed before the final three (3) months of the lease term, Landlord must, at its sole cost and risk, proceed immediately to rebuild or repair the premises to substantially the condition they were in before the damage. If the damage renders the premises untenantable in whole or in part, the rent payable during the period in which they are untenantable will be adjusted equitably. If Landlord fails to complete the rebuilding or repairs within 180 working days after the date of Tenant's written notification to Landlord of the occurrence of the damage, Tenant may terminate this lease by written notification to Landlord. Upon the notification, all rights and obligations under this lease will cease.

(b) If the premises are partially destroyed in the final three (3) months of the lease term, Landlord need not rebuild or repair the premises. If Landlord elects not to rebuild or repair, and the damage rendered the premises untenantable in whole or in part, Tenant may terminate the lease or continue it, with the rent for the remainder of the lease period adjusted equitably.

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ARTICLE 8

CONDEMNATION

Total Condemnation

ss. 8.01. If, during the lease term or any extension or renewal of the lease, all of the premises are taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or are sold to the condemning authority under threat of condemnation, this lease will terminate, and the rent will be abated during the unexpired portion of this lease, effective as of the date the condemning authority takes the premises.

Partial Condemnation

ss. 8.02. If less than all, but more than fifty (50%) percent, of the premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation or by right of eminent domain, or is sold to the condemning authority under threat of condemnation, either party may terminate the lease by giving written notice to the other within 30 days after the entity exercising the power of condemnation takes possession of the condemned portion.

If the premises are partially condemned and neither party elects to terminate the lease, or if less than fifty (50%) percent of the premises is condemned, this lease will not terminate, but the rent will be adjusted equitably during the unexpired portion of this lease.

Condemnation Award

ss. 8.03. Landlord will receive the entire award from any condemnation, and Tenant will have no claim to that award or for the value of any unexpired term of this lease.

ARTICLE 9

RULES AND REGULATIONS

Tenant and its officers, employees, agents, and invitees will comply fully with all of the rules and regulations of the Building and related facilities. The following rules and regulations are are made a part of the lease as though fully set out in it:

     1. Landlord requires that Tenant, Tenant's officers, employees and guests keep the building in good working condition and are respectful of the other tenants in the building and their privacy.
     2. All of Tenant's employees are required to have background checks and any of those with questionable backgrounds cannot be employed by Tenant because of the sensitivity of work being done by other tenants in the building.
     3. All of Tenant's employees must have and wear, at all times in the building, a picture identification.
     4.   There is no smoking in the Building.
     5.   There are to be no firearms in the Building.

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Landlord at all times may make reasonable  changes,  additions,  or deletions to these rules and regulations to ensure or enhance the safety, care, cleanliness, maintenance, or preservation of the Building and related facilities and premises and to preserve good order in and on the Building and its related facilities and the premises. Tenant and its officers, employees, agents, and invitees will be bound by any such changes, additions, or deletions to the rules and regulations when Tenant receives from Landlord written notice of the change, addition, or deletion. Tenant is responsible for compliance by its officers, employees, agents, and invitees with all such rules and regulations.

ARTICLE 10

INSPECTION BY LANDLORD

Landlord and its officers, agents, employees, and representatives may enter any part of the premises at all reasonable hours for purposes of inspection, cleaning, maintenance, repairs, alterations, or additions as Landlord considers necessary (but without any obligation to perform any of these functions except as stated in this lease), or to show the premises to prospective tenants, purchasers, or lenders. Tenant is not entitled to any abatement or reduction of rent by reason of the entry of Landlord or any of its officers, agents, representatives, or employees under this article, nor will such an entry be considered an actual or constructive eviction.

ARTICLE 11

MECHANIC'S LIENS

Tenant will not permit any mechanic's lien or liens to be placed on the premises or on improvements on them. If a mechanic's lien is filed on the premises or on improvements on them, Tenant will promptly pay it. If default in payment of the lien continues for 20 days after Landlord's written notice to Tenant, Landlord may, at its option, pay the lien or any portion of it without inquiring into its validity. Any amounts Landlord pays to remove a mechanic's lien caused by Tenant to be filed against the premises or against improvements on the premises, including expenses and interest, are due from Tenant to Landlord and must be repaid to Landlord immediately on rendition of notice, together with interest at eighteen (18%) percent annually until repaid.

Landlord's interest in the premises is not subject to mechanics' liens for improvements made, or contracted for, by Tenant. Tenant must give written notification to all contractors making any improvements on the premises of this provision of the lease.

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ARTICLE 12

INDEMNITY

Tenant's General Indemnity

ss. 12.01. Tenant will indemnify and hold Landlord harmless against any claims, demands, damages, costs, and expenses, including reasonable attorney's fees, for defending claims and demands arising from the conduct or management of Tenant's business on the premises or its use of the premises, or from any breach on Tenant's part of any conditions of this lease, or from any act or negligence of Tenant, its officers, agents, contractors, employees, subtenants, or invitees in or about the premises. In case of any action or proceeding brought against Landlord by reason of any such claim, Tenant, on notice from Landlord, will defend the action or proceeding by counsel acceptable to Landlord.

Tenant's Environmental Indemnity

ss. 12.02. (a) Tenant is responsible only for the payment of that portion of any cleanup costs for the premises necessary for compliance with Hazardous Materials Laws that arise as a result of Tenant's discharge of Hazardous Materials on the premises during Tenant's occupancy of the premises. Landlord is responsible for all other cleanup costs and for ensuring that any other responsible party participate in the cleanup to the extent of its responsibility for a release.

(b) Tenant must indemnify, defend, and hold harmless Landlord from and against all claims, liabilities, losses, damages, and costs, foreseen or unforeseen, including without limitation counsel, engineering, and other professional or expert fees, that Landlord may incur by reason of Tenant's action or inaction with regard to Tenant's obligations under this section. This section survives the expiration or earlier termination of this lease.
Insurance

ss. 12.03. Tenant agrees to obtain an insurance policy issued in the names of the Landlord and Tenant for any negligence or intentional acts by Tenant or Tenant's employees or guests while on or in the premises and the adjoining parking lot. Tenant further agrees to insure Landlord against theft or any other hazard that is not covered by the aforementioned coverage obtained above caused by Tenant, Tenant's employees or guests.

ss. 12.04. Landlord agrees to promptly pay Tenant for any loss of inventory or product or business interruption that Tenant may incur, as a result of Landlord's negligence in failing to provide the services specified in ss. 4.01 above, that are not covered by Tenant's insurance company. If default in payment of the loss continues for 20 days after Tenant's written notice to Landlord, Tenant may, at its option, pay the loss or any portion of it, or deduct the loss or any portion of it from future Basic Rent or Leasehold Improvement Fees due Landlord as specified in ss. 2.011 and ss. 2.022, respectively. Any amounts Tenant pays to cover the loss caused by Landlord's failure to provide above services, including expenses and interest, are due from Landlord to Tenant and must be repaid to Tenant immediately on rendition of notice, together with interest at eighteen (18%) percent annually until repaid.

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ARTICLE 13

ASSIGNMENT AND SUBLEASE

Assignment and Subletting by Tenant

ss.13.01. Tenant has no right to sublet or assign its interest in the leased premises described above.

Assignment by Landlord

ss.13.02. Landlord may assign any or all of its interest under this lease.

ARTICLE 14

DEFAULT

Tenant's Default

ss.14.01. The following events are considered events of default by Tenant under this lease:

(a) Tenant fails to pay any installment of rent due under this lease, and the failure continues for 10 days.

(b) Tenant fails to comply with any term or covenant of this lease, other than the payment of rent, and does not cure the failure within 20 days after written notice of the failure to Tenant.

(c) Tenant makes an assignment for the benefit of creditors.

(d) Tenant deserts or vacates any substantial portion of the premises for five or more days.

Landlord's Remedies

ss.14.02. If any default specified inss.14.01 occurs, Landlord may pursue one or more of the following remedies:

(a) Without notice to Tenant, Landlord may terminate this lease, in which event Tenant must immediately surrender the premises to Landlord. Tenant will, on demand, pay Landlord the amount of all loss and damage that Landlord suffers by reason of the termination, whether through inability to relet the premises on satisfactory terms or otherwise.

(b) Landlord may enter on and take possession of the premises; relet the premises on the terms Landlord considers advisable; and receive the rent for the reletting. Tenant will, on demand, pay Landlord any deficiency that may arise by reason of reletting.

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(c) Landlord  may enter the  premises and do whatever  Tenant is obligated to do under the terms of this lease to correct the default. Tenant will, on demand, reimburse Landlord for any expenses that Landlord incurs in effecting compliance with Tenant's obligations under this lease in this manner, and Tenant further releases Landlord from liability for any damages resulting to Tenant from such an action.

No reentry or taking possession of the premises by Landlord may be construed as an election on its part to terminate this lease, unless a written notice of the intention is given to Tenant. Notwithstanding any reletting or reentry or taking possession, Landlord may at any time thereafter terminate this lease for a previous default. The loss or damage that Landlord may suffer in terminating this lease, or the deficiency from any reletting as provided above, includes the expense of repossession.

Landlord's Lien

ss. 14.03. (a) Landlord has, at all times, a valid security interest to secure payment of all rentals and other sums of money becoming due under this lease from Tenant and to secure payment of any damages or loss that Landlord may suffer by reason of Tenant's breaching any covenant, agreement, or condition contained in this lease. This security interest covers all goods, wares, equipment, fixtures, furniture, and other personal property of Tenant that is now on the premises or placed on the premises at some later date, and all proceeds from them. This property may not be removed from the premises without Landlord's consent until all arrearages in rent and all other sums of money then due Landlord under this lease have been paid and discharged, and all the covenants, agreements, and conditions of this lease have been fully complied with and performed by Tenant.

(b) If Tenant is in default, Landlord may, in addition to any other remedies provided in this lease or by law, after giving reasonable notice of the intent to take possession and giving an opportunity for a hearing on the issue, enter on the premises and take possession of any goods, wares, equipment, fixtures, furniture, and other personal property of Tenant situated on the premises, without liability for trespass or conversion. Landlord may sell the property at public or private sale, with or without having the property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made. Landlord or its assigns may buy any items to be sold at the sale unless they are prohibited from doing so by law. Unless otherwise provided by law, and without excluding any other manner of giving Tenant reasonable notice, the reasonable-notice requirement is met if notice is given at least fifteen (15) days before the time of sale. The proceeds from any such disposition, less any expenses connected with taking possession, holding, and selling the property (including reasonable attorney's fees and other expenses), will be applied as a credit against the indebtedness secured by the security interest granted in this section. Any surplus will be paid to Tenant or as otherwise required by law, and Tenant will pay any deficiencies immediately.

(c) When Landlord requests, Tenant will execute and deliver to Landlord a financing statement in sufficient form to perfect Landlord's security interest in the property and proceeds under the Uniform Commercial Code. The statutory lien for rent is not waived as the contractual security interest granted in this article supplements the statutory lien.

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
Landlord's Default

ss.14.04. (a) If Landlord defaults in performing any term or covenant that Landlord must perform under this agreement, Tenant may do either of the following:

(i) After not fewer than seven (7) days' notice to Landlord, Tenant may remedy the default by any necessary action and, in connection with this remedy, may pay expenses and employ counsel. Landlord must, on demand, pay Tenant all sums expended or obligations incurred by Tenant in connection with remedying Landlord's default. Tenant may, if not reimbursed, in addition to any other right or remedy that it may have, deduct these costs from rent subsequently due under this lease.

(ii) Tenant may terminate this lease by giving at least seven (7) days' notice to Landlord of its intention. If Tenant chooses this option, the lease will terminate on the date designated in Tenant's notice, unless Landlord has cured the default before the seven-day period expires.

(b) Landlord's default does not give Tenant the right to withhold payment of rent during the lease term.

Cumulative Remedies

ss. 14.05. By pursuing any remedy provided in this lease, neither Landlord nor Tenant is precluded from pursuing any other remedy provided in this lease or provided by law. Either party's pursuing any remedy provided in this lease or by law is not a forfeiture or waiver of any damages accruing to either party by reason of violating any term or covenant of this lease. Nor will Landlord's pursuing any remedies provided in this lease constitute a waiver or forfeiture of any rent due under this lease.

Waiver of Default

ss. 14.06. Either party's waiving any default or violation or breach of any term or covenant of this lease does not waive any other violation or breach of any term or covenant of the lease. Nor does either party's forbearing to enforce one or more of the remedies provided in this lease or by law upon a default waive the default. Landlord's accepting rent following default under this lease does not waive the default.

Surrender of Premises

ss. 14.07 No act done by Landlord or its agents during the lease term may be considered an acceptance of a surrender of the premises, and no agreement to accept a surrender of the premises is valid unless in writing and subscribed by Landlord.

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
ARTICLE 15

LEASE OF OFFICE FURNITURE AND LABORATORY EQUIPMENT

ss. 15.01 The Landlord hereby leases to the Tenant the furniture, personal property, and accessories hereinafter referred to as the "furniture," and described in a separate Schedule A or any amendment, which shall be agreed upon by the Landlord and the Tenant.

Term

ss. 15.02 This Lease shall become effective commencing with the date the furniture is delivered to the Tenant, which will be on or about January 1, 2008, and shall continue for a full term of 1 year from the date of such delivery, unless renewed or terminated as provided herein.

Surrender

ss. 15.03 The Tenant shall leave at the leased premises described above each item of furniture leased hereunder, immediately at the conclusion of the term for which such furniture is leased, in good order, condition, and repair, subject only to the normal use, wear, and tear to be expected in view of the age of such furniture.

Rental

ss. 15.04 The leased furniture will be in the leased premises upon Tenant's taking possession of the same. The payment of rent for the furniture is included in the rent to be paid for the leased premises as described in Article Two above.

Use

ss. 15.05 The furniture covered hereby may be used by the Tenant only at the location stated above and shall not be removed there from or subletted or leased to any third parties.

Ownership

ss. 15.06 It is expressly understood that this is an agreement of lease only, and that the Tenant acquires no right, title, or interest in or to the furniture described in Schedule A or amendments thereto, other than the right to the possession and use of the same in accordance with the terms of this Lease. Any identification tags attached to leased property shall not be removed.

Maintenance

ss. 15.07 The Tenant agrees to exercise due and proper care in the use and maintenance of the furniture, to keep the furniture in a good state of repair, and to be responsible for all damage to the furniture from negligence.

Inspection

ss. 15.07 The Landlord shall have the right of access to the Tenant's premises for inspection of the furniture at reasonable times and with a minimum of interference with the Tenant's operation. If inspection reveals that furniture is improperly used, repaired, or maintained, then the Landlord may service or repair the same as needed and such expense shall be paid by the Tenant.

Service

ss. 15.08 Any work performed by the Landlord in the service or maintenance of the furniture as the result of the Tenant's failure or neglect shall not deprive the Landlord of any of its rights, remedies, or actions against the Tenant for damages resulting from such failure or neglect.

Warranty

ss. 15.09 THE LANDLORD HAS MADE NO GUARANTY OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE LEASED FURNITURE AS TO MATERIAL, WORKMANSHIP, OR THE CAPACITY OF THE FURNITURE, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Breakdown

ss. 15.10 The Landlord shall not be responsible for any loss of time or any other loss resulting from any furniture breakdown or other failures. The Landlord will replace any defective parts within a reasonable time of being notified. It is also understood that there shall be no abatement of rental during any period of breakdown or nonuse of the leased furniture.

Insurance

ss. 15.11 The Landlord shall insure all of the personal property involved in this Lease, or any amendments thereto, against any loss by fire or other hazard or perils ordinarily included under the standard extended coverage endorsement. The Tenant agrees to obtain an insurance policy issued in the names of the Landlord and the Tenant, and to insure said property against loss by theft or any other hazard that is not covered by the aforementioned coverage obtained by the Landlord.

Indemnity

ss. 15.12 The Tenant shall indemnify the Landlord, its directors, officers, employees, agents, and assigns, against, and hold them harmless from, any and all claims, demands, liabilities, actions, suits, and proceedings of every kind, including the costs and expenses thereof, caused by, arising out of, or connected with each item of furniture leased hereunder, including, without limitation, the manufacture, selection, delivery, possession, use, operation, and return of such furniture, and any and all bodily injury, death, or property damage. The Landlord shall not be liable for any loss, damage, or injury to the

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
Tenant of any kind and in any manner caused by or connected with any furniture or the condition, reconditioning, repair, maintenance, possession, or use thereof.

Additional Furniture

ss.15.13 Additional furniture may be added by amendment to this Lease as required.

Amendments

ss. 15.14 All such additions shall be shown as an amendment to this Lease and shall contain, in addition to an itemized listing of all additions, a schedule of lease payments, if any. All additions made through the month shall be grouped together and covered by one amendment, effective as of the first of the month following the installation.

ARTICLE 16

MISCELLANEOUS

Mortgages

ss. 16.01. Tenant accepts this lease subject to any deeds of trust, security interests, or mortgages that might now or later constitute a lien on the Building or on improvements in it or on the premises. Tenant must, on demand, execute any instruments, releases, or other documents required by any lender to subject and subordinate this lease to the lien of any such deed of trust, security interest, or mortgage. With respect to any deed of trust, security interest, or mortgage constituting a lien on the Building or improvements in it or on the premises, Landlord may waive the application of this section so that this lease will not be subject and subordinate to any such deed of trust, security interest, or mortgage.

Notices and Addresses

ss.16.02. (a) All notices required under this lease must be given by certified or registered mail, addressed to the proper party, at the following addresses:

Landlord: Daycon Investors Associates, Inc., 400 Poinciana Drive, Hallandale Beach, FL 33009

Tenant: Cavit Sciences, Inc., 20 NW 181st Street, Miami, FL 33169

(b) Either party may change the address to which notices are to be sent by sending written notice of the new address to the other party in accordance with the terms of this section.

Parties Bound

ss. 16.03.  This agreement  binds,  and inures to the benefit of, the parties to
the  lease  and  their  respective  heirs,  executors,   administrators,   legal
representatives, successors, and permitted and proper assignees.

Choice of Law

ss. 16.04. This agreement is to be construed under Florida law, and all obligations of the parties created by this agreement are performable in Miami-Dade County, Florida.

Legal Construction

ss. 16.05. If any one or more of the provisions in this agreement are for any reason held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability will not affect any other provision of the agreement, which will be construed as if it had not included the invalid, illegal, or unenforceable provision.

Prior Agreements Superseded

ss. 16.06. This agreement constitutes the parties' sole agreement and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter.

Amendment

ss. 16.07. No amendment, modification, or alteration of the terms of this agreement is binding unless in writing, dated subsequent to the date of this agreement, and duly executed by the parties.

Joint and Several Liability

ss. 16.08. If there is more than one Tenant, the obligations imposed on Tenants by this lease are joint and several. If there is a guarantor of Tenant's obligations under this lease, the obligations imposed on Tenant are the joint and several obligations of Tenant and the guarantor. Landlord need not first proceed against Tenant before proceeding against the guarantor, nor will any such guarantor be released from its guaranty for any reason whatsoever.

Rights and Remedies Cumulative

ss. 16.09. The rights and remedies provided by this lease are cumulative, and either party's using any right or remedy will not preclude or waive its right to use any other remedy. These rights and remedies are in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

Attorney's Fees and Costs

ss. 16.10. If any action is brought to enforce this agreement, the prevailing party is entitled to recover reasonable attorney's fees from the other party, in addition to any other relief that may be awarded.

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
Force Majeure

ss. 16.11. Neither Landlord nor Tenant is required to perform any term or covenant of this lease so long as performance is delayed or prevented by FORCE MAJEURE, which includes acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within Landlord's or Tenant's control and that Landlord or Tenant cannot, by exercising due diligence, prevent or overcome in whole or part.

Time of Essence

ss.16.12. Time is of the essence of this agreement.

The undersigned Landlord and Tenant execute this agreement on December 28, 2007, at Miami, Miami-Dade County, Florida.

LANDLORD
Daycon Investors Associates, Inc.


By /s/ Joseph P. D'Angelo
   --------------------------------------
   Dr. Joseph P. D'Angelo, President

TENANT
Cavit Sciences, Inc.


By /s/ Colm J. King
   --------------------------------------
   Colm J. King, President


                                       20